POWER OF ATTORNEY

The undersigned Trustees of State Street Institutional Investment Trust (the "Trust") hereby constitute and appoint Julie Tedesco, Esq., and Jennifer Fromm, Esq., each of them with full powers of substitution, as their true and lawful attorneys-in-fact and agents to execute in their names and on their behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by the Trust with the Securities and Exchange Commission (the "SEC"') under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust to comply with such Acts, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratify and confirm as their own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revoke any Powers of Attorney previously granted with respect to the Trust concerning the filings and actions described herein.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 28th day of February, 2000.



SIGNATURE                           TITLE


/s/ William L. Boyan                Trustee
________________________
William L. Boyan


/s/ Michael F. Holland              Trustee
________________________
Michael F. Holland


/s/ Douglas T. Williams             Trustee
________________________
Douglas Williams


/s/ Rina K. Spence                  Trustee
________________________
Rina K. Spence